Exhibit 99.1

TerreStar Successfully Launches World’s Largest, Most Powerful
Commercial Communications Satellite

Deployment of TerreStar-1 Marks Significant Milestone for both TerreStar and the Mobile
Communications Industry – as TerreStar is Closer to Delivering a Truly Integrated Satellite-
Terrestrial Mobile Communications Network

KOUROU, French Guiana - July 1, 2009 – Mobile communications provider TerreStar Networks Inc. (TerreStar), a majority-owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), announced today the successful launch of TerreStar-1, the world’s largest, most advanced commercial communications satellite. Today’s launch is a major achievement in TerreStar’s strategic vision of delivering voice, data and video services on an all IP next-generation mobile broadband network that combines the power of TerreStar-1, an all-IP  core network, and the latest in smartphone technology.

Launched by Arianespace from Kourou, French Guiana today, TerreStar-1 is the foundation for TerreStar’s satellite communications network; ensuring network resiliency and availability during times of critical communications need.

“With the successful launch of TerreStar-1, we are redefining the mobile communications landscape,” said Dennis Matheson, CTO of TerreStar. “We are creating a new paradigm in mobile broadband network services and devices that will leverage our integrated satellite and terrestrial communications components to enable true ubiquity and reliability – anywhere in the United States and Canada.”

“Today’s launch is just the beginning of the TerreStar story,” said TerreStar President, Jeff Epstein. “We believe there are tremendous opportunities ahead – in both the commercial and government sectors – and we remain focused on our promise to help solve the critical communications and business continuity challenges faced by government, emergency responders, enterprises and rural communities.”

Prior to the launch of TerreStar-1, the Company, with its partner EB (Elektrobit), introduced the world's first quad-band GSM and tri-band WCDMA/HSPA smartphone with integrated all-IP satellite-terrestrial voice and data capabilities. Similar in size to today’s mainstream mobile devices, TerreStar’s dual-mode smartphone will allow users to seamlessly and securely stay connected to TerreStar’s satellite and terrestrial network.

TerreStar's network will operate in two 10-Mhz blocks of contiguous MSS spectrum in the 2 GHz band throughout the United States and Canada – with a spectrum footprint that covers a population of nearly 330 million.

To watch or download video coverage or images of the TerreStar-1 launch, or for more information about TerreStar, please visit: www.terrestar.com.

About TerreStar Corporation
TerreStar Corporation is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd. For additional information on TerreStar Corporation, please visit the company's website at www.terrestarcorp.com.

About TerreStar Networks Inc.
TerreStar Networks (www.terrestar.com), a majority owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), plans to offer a reliable, secure and resilient satellite terrestrial mobile broadband network that will provide voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by government, emergency responders, enterprise businesses and rural communities.   TerreStar expects to offer next generation mobile communications through a network of partners and service providers to users who need “anywhere” coverage throughout the United States and Canada.

Statement under the Private Securities Litigation Reform Act:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of TerreStar Corporation, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.

For more information, please contact:
Kelly Adams, Director Marketing and Communications
TerreStar Networks
Mobile: +1 703-930-6449
Email: Kelly.Adams@terrestar.com